UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

BRIGHTSPHERE Investment Group plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

Second Share Repurchase

On February 26, 2019, BrightSphere Investment Group plc (the "Company") announced that it repurchased 3,886,625 shares held by HNA Eagle Holdco LLC ("HNA Capital") at a price of $13.95 per share on February 25, 2019.

Paulson Sale Closing

On February 25, 2019, Paulson & Co. Inc. ("Paulson") completed its previously announced acquisition of HNA's minority stake in the Company (the "Paulson Sale") after receiving all required regulatory approvals. As a result of the Company's repurchases of shares from HNA Capital, Paulson now holds a 21.7% stake in the Company, rather than the 24.95% stake originally contemplated between the parties. HNA Capital has now fully exited its ownership in the Company.

A copy of the press release announcing the second share repurchase and the completion of the Paulson Sale is filed as Exhibit 99.1 hereto and is hereby incorporated by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on February 26, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	February 26, 2019	BRIGHTSPHERE INVESTMENT GROUP PLC

		By:	/s/ RICHARD J. HART
		Name:	Richard J. Hart
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on February 26, 2019